EXHIBIT 1.3

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                        IRT Property Company ("Issuer")


                                Medium-Term Notes

  Unconditionally Guaranteed by IRT Partners, L.P., IRT Capital Corporation II,
                  IRT Management Company and IRT Alabama, Inc.

                                TERMS AGREEMENT
                                ---------------


                                                                January 16, 2002



IRT  Property  Company
200  Galleria  Parkway,  Suite  1400
Atlanta,  Georgia  30339

Attention:

Ladies  and  Gentlemen:

     We offer to purchase, on and subject to the terms and conditions of the Agency Agreement, dated March 23, 2001, attached hereto ("Agency Agreement"), the following Notes ("Notes") on the following terms:

     Title:                               7.84%  Notes  Due  2012

     Currency  or  Currency  Units:        U.S.  Dollars

     Stated  Maturity:                     January  23,  2012

     Principal  Amount:                    $25,000,000

     Public  Offering  Price:              100.00%

     Original  Issue  Discount  Security:  Yes [ ]    No [X]

     Purchase  Price  (to  be  paid  in
       immediately  available  funds):     99.375%

     Underwriting  Discount  (%):          0.625%

     Interest  Rate:                       7.84%

     Regular  Record  Dates:               January  8  and  July  8

     Interest  Payment  Dates:             January  23  and July 23,
                                           commencing July 23, 2002

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     Redemption  (option  of
       the  Issuer):                       The  Notes  are redeemable at any
                                           time at the option of the Issuer,
                                           in whole or in part, at a
                                           redemption price equal to the
                                           greater of (i) the principal amount
                                           of the Notes (or portion thereof)
                                           being redeemed plus accrued
                                           interest thereon to the redemption
                                           date and (ii) the make-whole amount
                                           described in Pricing Supplement No.
                                           2 and the Prospectus Supplement
                                           with respect to the Notes, or
                                           portion thereof.

     Repayment  (option  of  the  Holder),
       if  any:                            None

     Sinking  Fund,  if  applicable:       None

     Trade  Date:                          January  16,  2002

     Settlement  Date  (Issue  Date):      January  23,  2002

     [X]  Book-entry  Security

     [ ]  Certificated  Securities

                                    * * * * *

     Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Agency Agreement, including the conditions set forth in paragraphs (e), (f), (g) and (h) of Section 5 thereof. If for any reason the purchase by the undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii), (iv) or (v) of Section 5(c) of the Agency Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

     Unless the undersigned has received notification from the Issuer within one Business Day (as defined in the Agency Agreement) that the Issuer does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Issuer and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Agency Agreement.

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                                   Very truly yours,



                                   FIRST UNION SECURITIES, INC.


                                   By /s/
                                      -------------------------
                                   Name:
                                   Title:

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Accepted  and  agreed  to
as  of  the  date  set  forth  above.

IRT  PROPERTY  COMPANY


By: /s/
    ------------------
    Name:
    Title:


IRT  PARTNERS,  L.P.
  As  a  Guarantor

By:  IRT  Property  Company
         its  General  Partner

By: /s/
    ------------------
    Name:
    Title:


IRT  CAPITAL  CORPORATION  II
  As  a  Guarantor

By: /s/
    ------------------
    Name:
    Title:


IRT  MANAGEMENT  COMPANY
  As  a  Guarantor

By: /s/
    ------------------
    Name:
    Title:


IRT  ALABAMA,  INC.
  As  a  Guarantor

By: /s/
    ------------------
    Name:
    Title: